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                               HUDSON VALLEY BANK

                RESTATED AND AMENDED SUPPLEMENTAL RETIREMENT PLAN

                                 EFFECTIVE AS OF
                                 1 DECEMBER 1995

                                   ARTICLE ONE
                                   -----------

I.   PURPOSE OF THE PLAN
     -------------------

     The purpose of the Supplemental Retirement plan (hereinafter call the "Plan") is to provide the participating executives with an added incentive in order to retain their services until retirement.

The plan is intended to be a non-qualified, unfounded Plan which is designed to supplement Qualified and Social Security Benefits. The Plan may, at its option purchase insurance on the Participant's life, payable to the Corporation to reimburse the Corporation in whole or in part for its cost of such benefits.

     This plan replaces and supersedes any and all similar plans and/or contracts that may be in existence with the Participants.

                                  ARTICLE TWO
                                  -----------

     The following words and phrases shall have the respective meaning set forth below:

     A.   "Plan" shall mean the provisions of the Hudson Valley Bank
          ------
Supplemental Retirement Plan Restated as of December 1, 1995.

     B.   "Bank" shall mean the Hudson Valley Bank, its successors and assigns.
          ------

     C.   "Participants" shall be the following Senior Executives:
          --------------

          1. John A. Pratt
          2. William L. Weil
          3. John N. Finnerty
          4. Vincent Grippo
          5. Vincent Palaia
          6. James J. Landy
          7. John DeGiorgio



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     D.  "Beneficiary" shall mean the person(s) entitled to the benefits as a
         -------------
beneficiary of a deceased participant.

     E.  "Effective Date" shall mean as the 1st Day of November 1983.
         ----------------

     F.  "Base Annual Compensation" shall mean the regular base salary of the
         --------------------------
Participant (before any deductions for a 401(k) Plan) actually paid to the Participant for the services rendered during any applicable calendar year. However, it shall exclude any overtime, fringe or supplemental compensation or any payments from prior periods of any amounts that have been deferred at the request of the Participant.

However if the Participant shall be considered "disabled" under the Plan the
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Base Annual Compensation shall be the regular basic salary at the time of
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disability increased by the annual percentage in the Cost of Living (for the New
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York Metropolitan Area as determined by the Bureau of Labor Statistics) limited
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to a maximum of 5% annually until the Normal Retirement Date.
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     G.  "Normal Retirement Date" shall mean the first day of the month
         ------------------------
coinciding with or next following the date which a Participant has attained age 65 "Normal Retirement" and has completed at least 10 years of service.

     H.  "Interest Rate Offset" - The yield on a 15 Year U.S. Treasury Bond on
         ----------------------
the 1st Day of the Month three months prior to the Participant's Retirement.

     I - Lump Sum Equivalent- The Value of the Participant's Qualified Plan
         -------------------
Account as of December 1995 increased annually by:
     a) Any Bank Contribution into the Qualified Plan Account
     b) multiplied by the Interest Rate Offset.

     J.  "Bank Pension Plan Benefit" - The annual amount payable over a 15 year
          -------------------------
period from the Lump Sum Equivalent of any Qualified Retirement Plan of the Bank at the Participant's Retirement assuming the Interest Rate Offset If the Bank should Terminate its Qualified Plan prior to the Participant's Retirement the definition of Lump Sum shall be the Lump Sum Equivalent at Termination Increased Annually by the Interest Rate Offset on January 1st of each year.

(An Example of this definition is - $100,000 Lump Sum Equivalent at Retirement - 7% Interest
Rate Offset - annual 15 year payment of $l0,261)

                                 ARTICLE THREE
                                 -------------

3. ADMINISTRATION OF THE PLAN
   --------------------------

The Compensation Committee of the Bank (hereinafter called the "Committee") or other committee so designated by the Bank's Board of Directors shall administer the Plan. All questions of interpretation and application of the Plan shall be determined by a majority of the Committee and the determination of such majority shall be final and binding on all persons.
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February 6, 1996

4. POSTPONED RETIREMENT
   --------------------

     Each Participant shall be required to retire at such time as he or she attains the Normal Retirement Age, provided said Mandatory Retirement is in conformity with the State and/or Federal Laws applicable at that time.

     A Participant may remain in the employ of the Bank after he or she attains the Normal Retirement Age with the permission of the Board of Directors. Such permission shall be on a year to year basis.

     No additional benefits shall accrue for any employment subsequent to age sixty five (65), but upon retirement or separation from employment the Participant shall receive the Normal Supplemental Retirement Benefit he or she would have received had the Participant retired at Age 65.

                                  ARTICLE FIVE
                                  ------------

5. BENEFITS FORMULA
   ----------------

     A. Supp1emental Retirement Benefit - Term - A Participant who retires from
        --------------------------------------
the Bank under Normal Retirement, or under Postponed Retirement, shall receive Supplemental Retirement Benefits for a period of fifteen (15) years, payable upon a monthly basis (180 months) beginning on the first day of the month following his Normal or Postponed Retirement Date.

     B. Supplemental Retirement Benefit - Amount - The Normal Supplemental
        ----------------------------------------
Retirement Benefit shall be equal to 75% of the Participant's highest Base Annual Compensation in any of the last three years he or she was employed less any Bank Retirement Plan Benefits which would be payable to the Participant.

     C. Transfer of Duties/Authorized Leave - Notwithstanding any provision to
        -----------------------------------
the contrary, so long as the Participant shall continue to be in the employ of the Bank or the Hudson Valley Holding Corp. ("Holding Corp.") or one or more of its subsidiaries, his or her eligibility and vesting shall not be affected by any change of duties or position. In addition, an authorized leave of absence shall not affect the Participant's rights. However, nothing in this Plan or in any other agreement shall confer upon any Participant any right to continue in the employment of the Bank, Holding Corp. or any such subsidiary, which retains the right to terminate a Participant's employment at any time.



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February 6, 1996

                                  ARTICLE SIX
                                  -----------

6.   VOLUNTARY RESIGNATION,  TERMINATION WITH AND WITHOUT CAUSE. PRIOR TO
RETIREMENT.

     A. Voluntary Resignation. In the event the Participant voluntarily resigns
        ---------------------
before the participant reaches age 65, the Bank's obligations to make any payments under this Agreement shall immediately terminate.

     B. Termination Without Cause - In the event the Participant's employment is
        -------------------------
terminated without cause before the Participant shall have reached the age of 65, the Bank's obligation to make any payments under this Agreement shall immediately terminate, except the Participant shall be entitled to receive a percentage of the Supplemental Retirement Benefit based upon the following formula:

     Age at Termination     No. of Years of Service  Non-Forfeiture Benefit
     ------------------     -----------------------  -----------------------

     60 but less than 61    10 or more               50%
     61 but less than 62    11 or more               60%
     62 but less than 63    12 or more               70%
     63 but less than 64    13 or more               80%
     64 but less than 65    14 or more               90%

Such Supplemental Retirement Benefit shall be payable in accordance with Article 5b and shall commence upon the Participant's reaching age 65.

C. Termination for Cause - In the event that a Participant's employment is
   ---------------------
terminated by the Bank, Holding Corp. or any of its subsidiaries for cause including to but not limited to wrongful application of funds, commission of a crime, disregard of Board or Management policy or directives, all rights hereunder may be terminated as of the date of the misconduct.
If after receive payments under this plan it shall come to the attention of the
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Bank that while employed the Participant end in an act that would have caused
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Termination for Cause the Participant will no longer be entitled to any benefits
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under this Plan
---------------

     The Compensation Committee's determination as to what constitutes "for cause" shall be binding and final upon all parties.



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February 6, 1996
                                 ARTICLE SEVEN
                                 -------------
7    TOTAL DISABILITY
     ----------------

     A. If while employed by the Bank prior to the Participant's 65th Birthday, Participant should become disabled by "Total Disability" as defined herein the Participants rights and Bank's Payment Obligations as described in Article Five hereof shall remain unaffected due to such disability. If such Total Disability shall continue through the Participant's Normal Retirement Date, then the Supplemental Retirement Benefit shall be payable as if the Participant had fulfilled all of the conditions of Paragraph 5 of this Agreement.
                                   -----------

     B. "Total Disability", for the purposes of this Agreement, shall mean if the Participant is deemed totally disabled under the Bank's Long Term Disability Policy in effect at the time of the Participant's disability.

     C. Under no circumstances shall this Article be construed to give the Participant any additional disability benefits other than those which may be provided by the Bank under separate disability plans or policies.

                                 ARTICLE EIGHT
                                 -------------

     A. Death Prior to Retirement. In the event of a Participant's death while
        -------------------------
employed by the Bank and prior to his or her Retirement Date, the Bank agrees to pay to such Beneficiary as Participant may have designated pursuant to Article Nine or in the absence of any such designation, to the Participants surviving spouse, or if no surviving spouse then to Participant's estate, 75% of the Participant's Base Annual Salary for a period of 15 years (the benefit years) commencing upon the first day of the month immediately following the Participant's death, in equal monthly installments subject to the provisions of Paragraph B below.

     B. Eligibility for Death Benefits Prior to Retirement - In order to be
        --------------------------------------------------
eligible for the Pre-Retirement Death Benefit under the Plan prior to retirement the Participant must qualify for life insurance at standard rates from the insurer designated by the Bank. If the Participant does not quality for standard insurance he or she can qualify for the Pre-Retirement Death Benefit if the Participant agrees to reduce their compensation from the Bank for that portion of the life insurance premium greater than the standard premium.
An example of this paragraph is:
Standard Premium from designated insurer    $10,000
Premium Offered by Insurer                   12,500
Participant's Annual Salary Reduction         2,500

If the Participant was previously insured at standard rates and subsequently cannot qualify for standard rates and does not elect salary reduction as stated above the Participant will still be




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February 6, 1996

entitled to death benefits based upon the participant's Base Annual Compensation in the Year the last policy was issued at standard rates.

     C. Death Benefit While Receiving Retirement Benefits - In the event of the
        -------------------------------------------------
Participant's death while receiving retirement payments under Articles Five and Six, Death Benefits shall be payable to such beneficiary as Participant may have designated pursuant to Article Nine or in the absence of any such designation's to the participant's surviving spouse, or if no surviving spouse then to Participant's estate, in the same manner as if payable to the Participant. Any amounts not fully paid by reason of Participant's death while receiving payments, if any, shall also be payable in the same manner and under the same conditions as if payable to the Participant under Paragraph 8A above.

                                  ARTICLE NINE
                                  ------------

9. DESIGNATION OF BENEFICIARY.
   ---------------------------

     A. To designate a Beneficiary or Beneficiaries to receive Death Benefits or Unpaid Retirement Benefits under this Agreement , the Corporation shall provide the Participant Beneficiary forms to designate the name, address and relationship and percentage benefit payable to the Beneficiary. If the Corporation does not have an executed Beneficiary Designation of the Participant, the benefits shall be payable to the Participant's surviving spouse or if the Participant has no surviving spouse, the estate of the Participant. If the Beneficiary of any benefits is the surviving spouse of the Participant, said surviving spouse shall have the right to designate a Beneficiary to receive any unpaid benefits due at the surviving spouse's death. If the Beneficiary is not the surviving spouse, the Participant shall have the right to name Successor Beneficiaries.

                                  ARTICLE TEN
                                  -----------

10.  Restrictive Covenant
     --------------------

     The Participant agrees that during employment or while receiving benefits, he or she shall not accept employment or consultancy with any bank mortgage or
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brokerage company or financial institution, nor solicit, directly or indirectly,
------------------------------------------
on behalf of any bank, mortgage or brokerage company or financial institution any person or entity that is or was a customer of the Bank, the Holding Corp. or any of its subsidiaries. In order to clarify the term "was a customer of", it shall be construed to mean a customer at any time within five (5) years prior to the Participant's termination of employment.



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February 6, 1996


                                 ARTICLE ELEVEN
                                 --------------

11.  Insurance
     ---------

     It is the intention of the Corporation to purchase a life insurance contract or contracts on the Participant's life payable to the Corporation as a means of reimbursing itself, in whole or in part, for the cost of the benefits provided in this Agreement. The Participant agrees to cooperate with the Corporation in obtaining such insurance by giving necessary consents or by submitted to any necessary physical examinations. Nothing in this Agreement, however, shall create an obligation on the Corporation's part to obtain life insurance or to set aside any assets or funds to meet the obligations under this Agreement and the Corporation hereby reserves the absolute right in its sole discretion to terminate any insurance contract it may obtain on the Participant's life, or to terminate in whole or in part, any other funding program it may elect to undertake in connection with this Agreement,

                                 ARTICLE TWELVE
                                 --------------

12.  REORGANIZATION
     --------------

     If the Bank is merged, consolidated into or with any other corporation or substantially all the assets are transferred to another corporation, the provisions of this Agreement are binding upon and inure to the benefit of the corporation resulting from such merger, consolidation, or transfer.

     Notwithstanding any other provisions of this Agreement, in the event of a merger, consolidation or sale of substantially all of the Corporation's assets, the Participant would at the time of said reorganization have ten (10) or more years of service and be under age 60, the Participant for purposes of this Agreement shall be deemed to be Age 60. Even though the Participant may be entitled to receive payments prior to Age 65 if terminated under this paragraph the provisions in regard to Postponed Retirement under Article Four above shall only be effective after the Participant's chronological age of 65.

An example of this paragraph is:
Participant Age 55 - 12 Years of Service - Bank is sold .Participant is terminated without cause
2 years after sale - Base Compensation at that time is $100,000
Participant would be entitled to $52,500 less any Qualified Plan Offset three years hence payable for 15 Years.



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February 6, 1996
                                ARTICLE THIRTEEN
                                ----------------

13.  INCAPACITY OF RECIPIENT
     -----------------------

     In the event a Participant or Beneficiary is declared incompetent or the provisions of the Participant or Beneficiary's Durable Power of Attorney has been satisfied, any benefits payable under the Plan to which such Participant or Beneficiary shall be entitled may be paid to such Guardian or Attorney-in-Fact or any other person legally charged with the care of this person or estate. Except as provided above in this paragraph, when. the Compensation Committee in its sole discretion determines that a Participant or Beneficiary is unable to manage its financial affairs, the Compensation Committee may direct the payments to any persons for the benefit of the Participant or Beneficiary.

                                ARTICLE FOURTEEN
                                ----------------

14   CLAIMS BY OTHERS
     ----------------

     At no time shall the Participant's estate, Participant's spouse, or any other Beneficiary the Participant may have designated under this Agreement be deemed to have any claims, rights, title or any other interest in or to any life insurance contact(s) the Corporation may have obtained or any specific fund or asset belonging to the Corporation. As to any claim for unpaid benefits under this Agreement, the Participant, Participant's spouse, or any other designated Beneficiary shall be an unsecured creditor of the Corporation with no greater rights than any other creditor having a general claim for unpaid compensation.



                                 ARTICLE FIFTEEN
                                 ---------------

15.  ENCUMBRANCES
     ------------

     It is expressly agreed that neither the Participant, the Participant's spouse, nor any other Beneficiary shall have the right to commute, sell, pledge, assign, transfer or otherwise convey the right to receive any payments under this Agreement, which payments and rights hereto being hereby expressly made nonassignable and nontransferable. Such payments shall not be subject to legal process or levy of any kind.



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February 6, 1996

                                ARTICLE SIXTEEN
                                ---------------

16.  RELATION TO OTHER BENEFITS
     --------------------------

     The benefits under this Agreement shall be independent of, and in addition to, benefits payable under any other employment agreement that may exist from time to time between the parties hereto, or any other compensation payable by the Corporation to the Participant whether as salary, or otherwise. This Agreement shall not be deemed to constitute a contract of employment between the parties, nor shall any provision hereof restrict the absolute right of the Corporation to discharge the Participant at will or restrict the absolute right of the Participant to terminate his/her employment at will. However, it is intended that this Agreement shall remain in effect until all benefits have been paid, except in the event of earlier termination of the Agreement as provided under any other termination provision of this Agreement.

                                ARTICLE SEVENTEEN
                                -----------------

17.  LUMP SUM PAYMENT OF BENEFITS
     ----------------------------

     The Corporation shall have the right to commute any benefits after they become payable under the program but shall be limited to utilizing the Interest Rate Offset.
     An example of this article is:

          1.  Annual Payment -$75,000.
          2.  Years Remaining -5.
          3.  Interest Rate Offset - 7%
          4.  Commuted Amount -$329,040


                                ARTICLE EIGHTEEN
                                ----------------

     During the Participant's lifetime this Agreement may be terminated or amended in any particular by the mutual written agreement of the Participant and the Corporation.



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February 6, 1996

                                ARTICLE NINETEEN
                                ----------------

19.  BINDING EFFECT
     --------------

     This Agreement shall be binding upon the parties hereto, their heirs, executors and administrators, conservators, attorney-in-fact and successors in interest.


                                 ARTICLE TWENTY
                                 --------------

20.  GOVERNING LAW
     -------------

     This Agreement shall be construed in accordance with the laws of the State of New York. except to the extent (if any) preempted by Federal law.


                               ARTICLE TWENTY-ONE
                               ------------------

21.  ARBITRATION
     -----------

     Unless otherwise provided in this Agreement, any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be settled by the American Arbitration Association2 and the judgment upon the award rendered by the Arbitrators may be entered in any Court having jurisdiction thereof.

                               ARTICLE TWENTY-TWO
                               ------------------

22.  SEVERABILITY
     ------------

     It is agreed that the invalidity or unenforceability of any article, section, provision of this Agreement shall not effect the validity or enforceability of any one or more of the other articles, sections, paragraphs or provisions.

                                             HUDSON VALLEY BANK


                                             by_________________________
                                               Chairman of the Board
ATTEST:


_________________________
Secretary.

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